UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 23, 2022

Perfect Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56335	00-0000000
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3F K’s Minamiaoyama 6-6-20 Minamiaoyama, Minato-ku, Tokyo 107-0062, Japan	107-0062
(address of principal executive offices)	(zip code)

81-90-6002-4978
(registrant’s telephone number, including area code)

N/A
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

Our majority shareholder, White Knight Co., Ltd., and Koichi Ishizuka, our sole officer and Director, executed a resolution to ratify, affirm, and approve to file an Amended and Restated Certificate of Incorporation.

The Amended and Restated Certificate of Incorporation was filed with the Nevada Secretary of State on November 23, 2022, effective immediately.

The Amended and Restated Certificated of Incorporation resulted in an increase to the authorized shares of our Common Stock from one billion four hundred million (1,400,000,000) to Twenty Billion (20,000,000,000). It also revised the rights of Series Z Preferred Stock, now allowing each one (1) share of Series Z Preferred Stock to be converted into one million (1,000,000) shares of Common Stock.

A full copy of the Amended and Restated Certificate of Incorporation is attached herein as exhibit 3.1.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

NUMBER	EXHIBIT

3.1	Amended and Restated Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Perfect Solutions Group, Inc.

Dated: November 29, 2022	/s/ Koichi Ishizuka
Koichi Ishizuka Chief Executive Officer